                                                                Exhibit 10(e)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made this 31st day of August, 1996, between Glacier Bancorp, Inc., a corporation incorporated under the laws of the State of Delaware ("Company"), Glacier Bank FSB, a National corporation and a wholly owned subsidiary of the Company ("Bank") (collectively, the "Employers"), and JOAN L. HOLLING ("Executive").

                                    RECITALS

         A. The Executive presently is the Senior Vice President and Assistant Secretary of the Bank and of the Company.

         B. The parties desire to define and set forth the current duties and responsibilities of the Executive in all her capacities with the Company, its subsidiaries and the Bank, provide for contract renewals, and to further induce the Executive to continue active participation in the business of the Employers.

         NOW THEREFORE, in consideration of the mutual agreements herein contained and for other valuable consideration, the parties agree as follows:

1. Employment. The Employers herein employ the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

2.       Duties.

         (a) The Executive is employed as Senior Vice President and Assistant Secretary of the Bank and of the Company and hers duties and responsibilities in those capacities are those as set forth in the document hereto annexed, entitled "Performance Standards - Personnel Manager" and by reference made part of this agreement.

         (b) During the term of employment under this agreement, Executive will apply on a full time basis (allowing for usual vacations and sick leave) all of hers skill and experience to the performance of hers duties in this employment. The Executive may have other business investments and participate in other business ventures, provided such activities shall not interfere or be inconsistent with hers duties hereunder.

3. Basic Compensation. For all services rendered by the Executive under this agreement, the Employer shall pay the Executive a base salary of $60,300 per year.

4. Term. This agreement shall terminate August 31, 1997, the anniversary date; provided however, on that anniversary date and each anniversary thereafter the Boards of Directors of the Employers shall consider, with appropriate corporate documentation thereof, and after taking into account all relevant factors including Executive's performance hereunder, renewal of the term of employment under this agreement for an additional one year and the term of agreement shall be renewed, unless either the Boards of Directors of the Employers do not approve such renewal and provide written notice to the Executive of such event, or the Executive gives written notice to the

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         Employers not less than thirty (30) days prior to any such anniversary date of the Executive's election not to extend the term beyond its then scheduled expiration date.

5.       Covenant not to Compete.

         (a) During the term of Executive's employment and for one year after the termination of such employment, if such employment is terminated by Employers for cause (as defined under Section 12(b)), or by the Executive (except pursuant to the provisions of Section 6 following a change in control), Executive will not, without the prior written approval of the Boards of Directors of Employers, become an officer, employee, agent, partner or director of any business enterprise in substantial direct competition with Employers or any subsidiary of Employers as the business of Employers or their subsidiaries may be constituted during the term of Executive's employment or at the termination thereof.

         (b) For the purpose of this paragraph, business enterprise with which Executive becomes associated as an officer, employee, agent, partner or director shall be considered in "substantial direct competition", if such enterprise is a bank, savings and loan association, credit union or other equivalent financial institution operating or maintaining an office or branch in Flathead or Lake or Lincoln or Glacier or Yellowstone Counties, Montana.

6. Benefits Upon Termination. If the Executive's employment is terminated subsequent to a Change in Control of the Company by (i) either of the Employers other than for Cause, Disability, Retirement or as a result of the Executive's death or (ii) by the Executive for any reason, then the Employers shall, subject to the provisions of Section 7 hereof, if applicable:

         (a) pay to the Executive, in twenty-four (24) equal monthly installments beginning with the first day of the month following the Date of Termination, a cash amount equal to the product determined by multiplying (i) the Executive's Annual Compensation by (ii) the lesser of (A) the difference between the number 65 and the Executive's age in years and fractions thereof on the Date of Termination, and (B) the number 2.99; and

         (b) maintain and provide for a period ending at the earlier of (i) three (3) years after the Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than the Employers' Pension Plan, Profit sharing Plan and any other retirement plan of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in subparagraph (b) above is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under

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                  such plans, programs and arrangements immediately prior to the
                  Date of Termination.

7. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 6 hereof, either alone or together with other payments and benefits which Executive has the right to receive from Employers, would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), Executive may request that the payments and benefits pursuant to
         Section 6 hereof shall be reduced, in the manner determined by the Executive.

8.       Mitigation:  Exclusivity of Benefits.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise except as specifically provided in
                  Section 6(b).

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with Employers pursuant to employee benefit plans of the Employers or otherwise.

9. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

10. Assignability. The Employers may assign this Agreement and their rights hereunder in whole, but not in part, to any corporation, bank or other entity with or into which either of the Employers may hereafter merge or consolidate or to which either of the Employers may transfer all or substantially all of their respective assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

11.      Nature of Employment and Obligations.

         (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employers and the Executive, and the Employers may terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         (b) Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

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12.      Definitions. For the purposes of this agreement the following words and terms shall have the following meanings:

         (a) Annual Compensation. The Executive's "Annual Compensation" shall be deemed to mean the highest level of compensation paid to the Executive by the Employers or any subsidiary thereof during any of the three calendar years ending during the calendar year in which the Date of Termination occurs, including base salary and bonuses under any employee benefit plans of the Employers.

         (b) Cause. Termination by the Employers of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Employers.

         (c) Change in Control of the Company. "Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of
                  Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor thereto; provided that, without limitation, such a change in control shall be deemed to have occurred if
                  (i) any "person" (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (d) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

         (e) Disability. Termination by the Employers of the executive's employment based on "Disability" shall mean termination because of the Executive's failure to perform the normal and usual duties of hers employment with the Employers for one hundred and thirty (130) consecutive business days as a result of the Executive's incapacity due to physical or mental illness.

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         (f)      Notice of Termination. Any purported termination by the
                  employers for Cause, Disability or Retirement or by the Executive for any reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (g) Retirement. Termination by the Employers of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

13. Regulatory Actions. The following provisions shall be applicable to the parties only to the extent that they are deemed to be required to be included in severance agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to all Savings Associations, 12 C.F.R. Section 563.39(b), or any successor thereto, and under such circumstances shall be deemed to be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 3 hereof.

         (a) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIC") 12 U.S.C. Section 1818(e)(3) and Section 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (b) If Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section S(e) (4) or Section 8(g)(1) of the FDIA (12 U.S.C. Section 1818(e)(4) and
                  (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of Executive and the Bank as of the date of termination shall not be affected.

         (c) If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of Executive and the Bank as of the date of termination shall not be affected.

         (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. Section 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Bank is necessary): (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or Resolution Trust

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                  Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
                  Section 13(3) of the FDIC (12 U.S.C.Section 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director of his/her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of Executive and the Bank as of the date of termination shall not be affected.

14. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Company and the Bank hereunder shall be suspended in the event that the FDIC prohibits or limits, by regulation or order, any payment hereunder pursuant to
         Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)).

15. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

              To the Employers:          Glacier Bancorp, Inc.
                                         202 Main Street
                                         Kalispell, Montana 59901-4454
                                         Attention: John S. MacMillan, President

              To the Executive:          Joan L. Holling
                                         72 Scarborough Drive
                                         Kalispell, Montana 59901

16. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

17. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Montana.

18. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

19. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have executed this Agreement this 31st day of August, 1996, signed by the officers of the Employers as authorized and designed by the Boards of Directors.


Attest:                               GLACIER BANCORP, INC.:



/s/ Michael J. Blodnick               By: /s/ John S. MacMillan
-----------------------------             --------------------------------------
Michael J. Blodnick                           John S. MacMillan
Executive Vice President/Secretary            President/Chief Executive Officer


Attest:                               GLACIER BANK, FSB:



/s/ Michael J. Blodnick               By: /s/ John S. MacMillan
-----------------------------             --------------------------------------
Michael J. Blodnick                           John S. MacMillan
Executive Vice President/Secretary            President/Chief Executive Officer


Witness:                                             EXECUTIVE:



                                          /s/ Joan L. Holling
-----------------------------             --------------------------------------
                                              JOAN L. HOLLING

                            KRA/PERFORMANCE STANDARDS
                                Personnel Manager

Major Goal: To have quality employees who are well trained and best suited for their positions in order to be the most productive for our business. Is a Glacier Bancorp, Inc. employee providing Human Resource assistance to all holding company entities. Reports directly to CEO and works in conjunction with CEO/Human Resource planning.

Key Result Area: HIRING

Performance Standards: I know conditions have been met when:

1. Assists all entities under the Holding Company by referring applicants and providing a set up packet for all new employees.

2. There are sufficient applications on hand to choose at least 5 to screen in the Glacier Bank main office and other valley branch offices.

3. All applicants' references have been verified, and qualifications adequately analyzed 3 days prior to interview day in Flathead Valley offices.

4. May assist department manager with interview asking questions in a way that manager has had sufficient response from applicant to make evaluation within a 15 to 30 minute interview.

5. Empower supervisors and managers to do their own interviewing and selection. Provide interview training.

6.       A credit check has been run on chosen applicant prior to being hired.

7. Each interviewee has been called informing her/him that the position was filled by the applicant whose qualifications best matched the requirements for the position.

Key Result Area:  OVERSEES EMPLOYEE FIRST-DAY ORIENTATION

Performance Standards: I know conditions have been met when:

1. Managers and Supervisors will be provided materials to conduct orientations. On first day, new employee is given a manual and is sufficiently advised of policies so as not to violate parking, adheres to dress code, and other pertinent beginning information. Employee is made familiar with manual in order to refer to needed information regarding vacations, sick leave, benefits, overdraft policy, etc.

2. Signed payroll instructions are given to pay clerk first day of hire. Enrollment cards for company insurance plans are given to be signed with instructions to return cards within 2 days.

3. Employee is aware where facilities such as rest rooms, lunch room and coat closets are located; and existing employees have been introduced to new employee before employee goes to new work station.

4. New employee knows who he/she should report to and go to for any help. Employee is placed with supervisor with adequate introduction to establish a rapport.

Key Result Area:    OVERSEES FULL-COURSE ORIENTATION DAY
                    (IN COORDINATION WITH TRAINER)

Performance Standards: I know conditions have been met when:

1. There are no employees who have worked one month without having attended an orientation course.

2. All new employees' questions are answered and proper emphasis placed on priority areas in regards to policies and procedures.

3. A social atmosphere is provided whereby there is free-flowing conversation with all new employees to learn about each other's offices. All new employees attending orientation know fellow employees' names, what department or branch they are from and what their general functions are.

Key Result Area:   MONITORS POLICIES REGARDING DRESS CODE, SMOKING,
                   OVERDRAFTS, PARKING, ETC.

Performance Standards: I know these conditions have been met when:

1. Reviews with Supervisor any employee's violating dress code, overdraft or any other policy at the time of violation. Or when general policies are violated, a reminder is given or the policy is re-established.

Key Result Area: KEEPS EMPLOYEE MANUAL UPDATED

Performance Standards: I know conditions have been met when:

1. Manual is reviewed once a quarter for any changes or updates. Notices of changes are sent to each employee. For those policies needing verification of being received by employee, a check list is made to assure signature is obtained and verification is filed in each employee file within two weeks of new notice.

2. As Glacier Bancorp, Inc. Board of Directors/Management establish policy or change, notice is given within one week to all holding company entities.

3. Letter stating employee manual is not an employment contract is given with each employee manual at the time of hire.

4. Code of Ethics is updated or reviewed with annual acknowledgement from each employee and director.

Key Result Area: INSURANCE

Performance Standards: I know conditions have been met when:

1. All eligible employees are covered under our group plans with appropriate information given to payroll clerk to properly deduct any dependent coverage.

2. Changes and additions are made on the appropriate forms and submitted with monthly premium checks.

3. Salary changes are submitted to Standard Insurance for long term disability coverage as salaries change during year with a master change list being sent by January 31.

4. Premium notices are reviewed and paid monthly with accurate accounting per branch office with any changes submitted to payroll clerk prior to next pay period.

5. Reviews other insurance carriers to establish the best results for the Holding Company. Keeps informed on options such as flex plans, etc.

Key Result Area: MAINTAINS ACCURATE FILES AND RECORDS

Performance Standards: I know conditions have been met when:

1. Each personnel file of the Glacier Bank will daily reveal accurate and current information regarding insurance coverage, withholding, pay, addresses, etc. Goal in 1995 will be to have FNB-E & FNB-W files reflect the same information.

2. Master insurance file can be referred to and information regarding current policies and procedures is readily located to answer any employee question.

3. Vacation records are kept current on a daily basis and no two people from the same department or branch are scheduled for the same vacation days.

4. Master parking file for Kalispell Glacier office is current so as to be able to assign parking by seniority.

5. Any disciplinary action or comments are clearly documented and signed and in personnel file within 24 hours of action.

6. Index cards are kept on all employees to assure insurance enrollment, profit-pension enrollment, evaluations and other reporting done on due dates. Goal in 1995 is to have Human Resource record keeping computerized.

Key Result Area: MAINTAINS KRA/PERFORMANCE STANDARDS

Performance Standards: I know conditions have been met when:

1. In the Glacier Bank, there is a job function description (KRA) for each position clearly defining responsibilities and performance standards. Descriptions will contain current information up to last year. New employee will always be given updated description. Goal for 1995 will be to have a KRA for all Glacier Holding Company entity's employees.

2. There will be a master copy to refer to or replace a lost employee's copy.

Key Result Area:  SALARY ADMINISTRATION

Performance Standards: I know conditions have been met when:

1. At year end salary review, there are adequate companies or associations to compare to accurately judge that holding company entities remain competitive in recruitment and keeping employees. Does a salary survey by November 1 of each year.

2. Upon request for salary increase by a supervisor during course of year, valid information (length of service, present pay, etc) is gathered and presented to salary committee to grant increase or deny.

Key Result Area: EVALUATION PROCESS FOR HOLDING COMPANY & ENTITIES

Performance Standards: I know conditions have been met when:

1. Evaluation forms are distributed to each supervisor/manager by October 20 each year.

2. Interviews have been scheduled by December 1 with each supervisor/manager to review their department with salary committee. Manager-committee interviews will be completed by December 15.

3. Completed and signed evaluation form will be filed in a master file or in some cases, each employee's file by January 20.

Key Result Area: DIRECTS WORK SCHEDULES FOR EMPLOYEE ABSENCES

Performance Standards: I know conditions have been met when:

1.       May assist supervisor of department with absences coverage.

2. May assist supervisor, one month in advance of absence due to vacation, how position will be covered.

Key Result Area: DEVELOP EMPLOYEE

Performance Standards: I know conditions have been met when:

1. Encourages and advises all holding company entity managers to see that selected employees have had the benefit of courses, seminars and films. Adequate training has been provided by qualified personnel. Encourages employee to take development courses, take full advantage of on-line training and to attend seminars so that maximum employee efficiency is utilized with a good understanding of particular programs.

2.       Works in coordination with trainer.

Key Result Area: EMPLOYEE COUNSELLING & DISCIPLINE

Performance Standards: I know conditions have been met when:

1. Counsels with all holding company entity managers or assists as follows: Obtains clear understanding of employee problem or suggestion so can accurately restate problem back to employee. Research in order to get back to employee with answer or on-spot reply to establish understanding or agreement from employee. Checks back with employee two days after counsel to assure understanding.

2. Any conflicts regarding managers or department heads are reviewed with the CEO of Glacier Bancorp, Inc.

3. Instructs managers of holding company and subsidiaries in discipline action. Meeting with employee and manager is conducted with written and signed disciplinary action description in file. In event of possible discharge, the discharge procedures outlined in employee manual are followed to the letter.

Key Result Area: TERMINATE EMPLOYEE

Performance Standards: I know conditions have been met when:

1. Provides assistance to subsidiary managers under Glacier Bancorp, Inc.. A termination letter is given to terminating employee at least one week prior to last day. Letter will clearly advise employee of life & medical insurance coverage, pension-profit funding, checking account closure, courses and all other items necessary to be finalized before employee leaves.

2. Provides exit interview and conducts with employee or completed form is turned in on last day of employment whereby Glacier Bancorp, Inc. will obtain information that will identify areas that need improvement or confirms what is working.

Key Result Area: STOCK OPTIONS

Performance Standards: I know conditions have been met when:

1. Issues stock options to employees within one week of Board of Directors of Glacier Bancorp, Inc. granting option to employee.

2. Supervises procedures of exercising options. When employee exercises option, proper forms are completed and signed, letter sent to TrustCorp directing agent to issue certificate, and money is collected from employee and deposited through the accounting department.

3.       Accurate records are kept of giving and exercising options.

Key Result Area: ADMINISTERS OF EMPLOYEE PROFIT SHARING AND PENSION
                 TRUSTS OF GLACIER BANCORP, INC. (APPOINTED BY BOARD OF
                 DIRECTORS)

Performance Standards: I know conditions have been met when:

1. Forms have been turned into our plans administrator for request of distribution upon receipt of completed form from terminated employee.

2. Census statistics regarding eligible employees are supplied to plans administrator quarterly.

3. At each pay period, checks are sent to Norwest Capital Management for investment of 401-K employee contribution.

4. Any amendments to plans are delivered to employee within one week of receiving the amendment in this office.

5. Meets quarterly with advisory committee members to review investment of funds and other items regarding care of plans.

Key Result Area: COMPLIANCE

Performance Standards: I know conditions have been met when:

1. AFFIRMATIVE ACTION POLICY is reviewed and updated by April each year. Recalculation of ratios is done and included in manual. A review of Affirmative Action results is made with the Board of Directors by June/July each year. Manual is available to examiners.

2. EQUAL EMPLOYMENT OPPORTUNITY (EEOC) is completed by regulation deadline. The deadline is set annually. EEOC form is made a part of Affirmative Action Policy Manual.

3. OSHA directs the committee assuring the bank complies with regulations. Committee meets quarterly with a review of existing or new items needing attention.

4. AMERICANS WITH DISABILITIES ACT. Reviews of positions are made establishing physical, mental, time requirements. Essential and non-essential tasks are made clear before vacancies are posted. Training of ADA is given to managers. Work with Operations Manager in reviewing facility requirements for ADA.

5. MEDICAL/FAMILY LEAVE ACT. All employees under the Holding Company are advised of their eligibility for leave time. A full description has been supplied for employees reference in employee manual.

6. Code of Ethics is updated annually with verification of review by employees, directors and officers.

7. Sexual Harassment policy is posted in each office, as well as in Employee Manual. Is reviewed with each employee upon hire.

8. Provides the required posters to each office regarding Equal Employment Opportunity, Job Safety & Health Protection, Employee Polygraph Protection, Minimum Wage Rate, Workers Compensation & Rights under Family & Medical Leave Act of 1993.

Key Result Area: REJECTED LOAN REVIEW FOR GLACIER BANK

Performance Standards: I know conditions have been met when:

1.       Serves as chairperson of committee.

2.       Hold meeting each week and reports monthly to Board of Directors.


Key Result Area: ASSISTS TAKING BOARD OF DIRECTOR'S MEETING MINUTES

Performance Standards: I know conditions have been met when:

1. At Executive Vice President's direction, takes minutes, has them typed in rough draft within one week of meeting, and ready for President and Executive Vice President's approval no less than one week prior to next board meeting.